AMENDED AND RESTATED DECLARATION OF TRUST

OF

PROSHARES PRIVATE EQUITY ACCESS FUND

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TABLE OF CONTENTS

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AMENDED AND RESTATED DECLARATION OF TRUST OF PROSHARES PRIVATE EQUITY ACCESS FUND

AMENDED AND RESTATED DECLARATION OF TRUST (“Declaration”) made as of the [ ] day of [ ] 2025, by the Trustees hereunder, and by the Shareholders as hereinafter provided.

WHEREAS, Arthur H. Penn, as sole trustee entered into that certain Declaration of Trust dated as of [ ], 2025 (the “Initial Declaration”) and filed a certificate of trust with the Secretary of State of the State of Delaware pursuant to which the Trust (as defined herein) was created;

WHEREAS, the Trust has been formed to carry on the business as set forth more particularly hereinafter;

WHEREAS, the Trust is authorized to issue an unlimited number of its shares of beneficial interest all in accordance with the provisions hereinafter set forth;

WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth; and

WHEREAS, the parties hereto intend that the Trust shall constitute a statutory trust under the Delaware Statutory Trust Act (as defined herein) and that this Declaration and the Bylaws shall constitute the governing instrument of such statutory trust.

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities, and other assets that the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions and the parties hereto have agreed to amend and restate the Initial Declaration in its entirety.

ARTICLE I

THE TRUST

1.1 Name. This Trust shall be known as the “ProShares Private Equity Access Fund” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name and the filing of a certificate of amendment pursuant to Section 3810(b) of the Delaware Statutory Trust Act. Any such instrument shall not require the approval of the Shareholders, but shall have the status of an amendment to this Declaration.

1.2 Trust Purpose. The purpose of the Trust is to conduct, operate and carry on the business of a closed-end management investment company registered under the 1940 Act. In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of a closed-end management investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Statutory Trust Act, and in connection therewith the Trust shall have the power and authority to engage in the foregoing and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

1.3 Definitions. As used in this Declaration, the following terms shall have the following meanings:

(a) The “1940 Act” refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

(b) The terms “Affiliated Person,” “Assignment,” “Interested Person” and “Principal Underwriter” shall have the meanings given them in the 1940 Act.

(c) “Bylaws” shall mean the Bylaws of the Trust, as amended from time to time by the Trustees.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(e) “Commission” shall mean the Securities and Exchange Commission.

(f) “Continuing Trustees” shall mean trustees who either (i) have been members of the Board of Trustees for a period of at least thirty-six months (or since the commencement of the Fund’s operations, if less than 36 months) or (ii) were nominated to serve as members of the Board of Trustees by a majority of the Continuing Trustees then members of the Board of Trustees.

(g) “Declaration” shall mean this Amended and Restated Declaration of Trust, as amended, supplemented or amended and restated from time to time.

(h) “Delaware General Corporation Law” means the Delaware General Corporation Law, 8 Del. C. § 100, et. seq., as amended from time to time.

(i) “Delaware Statutory Trust Act” shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C. § 3801, et. seq., as such Act may be amended from time to time.

(j) “Fiscal Year” means each period commencing on October 1 1 of each year and ending on September 30 of that year (or on the date of a final distribution made in accordance with Section 11.2 of this Declaration), unless the Trustees designate another fiscal year for the Trust.

(k) “Fundamental Policies” shall mean the investment policies and restrictions as set forth from time to time in any Registration Statement of the Trust filed with the Commission and designated as fundamental policies therein, as they may be amended from time to time in accordance with the requirements of the 1940 Act.

(l) “Majority Shareholder Vote” shall mean “a majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Trust voted on any matter to be voted on by the Shareholders with all shares entitled to vote voting together as a single class.

(m) “Person” shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

(n) “Prospectus” shall mean the Prospectus of the Trust, if any, as in effect from time to time under the Securities Act of 1933, as amended.

(o) “Shareholders” shall mean as of any particular time the holders of record of outstanding Shares at such time.

(p) “Shares” shall mean the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. In addition, Shares shall also mean any preferred shares that may be issued from time to time. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may required.

(q) “Trust” shall mean the statutory trust governed by this Declaration and the Bylaws, as amended from time to time, inclusive of each such amendment.

(r) “Trust Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.

(s) “Trustees” shall mean the signatory to this Declaration, so long as he shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office.

ARTICLE II

TRUSTEES

2.1 Number. As of the date hereof, the Trustees shall be the signatories hereto and the number of Trustees shall be the number of persons so signing until changed by the Trustees. Thereafter, the number of Trustees shall be determined by a majority of the Trustees then in office, provided that the number of Trustees shall be no less than one (1) and no more than twenty-five (25). No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee.

2.2 Term and Election. Each Trustee shall hold office until the next meeting of Shareholders called for the purpose of considering the election or re-election of such Trustee or of a successor to such Trustee, and until his or her successor is elected and qualified, and any Trustee who is appointed by the Trustees in the interim to fill a vacancy as provided hereunder shall have the same remaining term as that of his or her predecessor, if any, or such term as the Trustees may determine, provided that any Trustee’s term shall end in the event that he or she dies, resigns, has reached any mandatory retirement age as set by the Trustees, is declared bankrupt or incompetent by a court of appropriate jurisdiction or is removed. In the event that less than a majority of the Trustees holding office have been elected by the Shareholders, the Trustees then in office shall take such actions as may be necessary under applicable law for the election of Trustees.

2.3 Resignation, Retirement and Removal. Any Trustee may be removed with or without cause at any time: (1) by written instrument signed by two-thirds (2/3) of the number of Trustees in office prior to such removal, specifying the date upon which such removal shall become effective, or (2) by the affirmative vote of Shareholders holding not less than two-thirds (2/3) of Shares outstanding, cast in person or by proxy at any meeting called for that purpose. Except to the extent expressly provided in a written agreement with the Trust, no Trustee removed shall have any right to any compensation for any period following his or her removal, or any right to damages on account of such removal. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof) for cause only, and not without cause, and only by action taken by a majority of the remaining Trustees (or in the case of the removal of a Trustee that is not an “interested person”, as defined in the 1940 Act (an “Independent Trustee”), a majority of the remaining Independent Trustees). Any Trustee may resign or retire as a Trustee (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Chairman, if any, the President, or the Secretary of the Trust. Such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning shall have any right to any compensation for any period following his or her resignation

2.4 Vacancies. The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy shall occur, until such vacancy is filled as provided in this Section 2.4, the Trustees in office, regardless of their number shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees. Any vacancy or anticipated vacancy resulting for any reason, including without limitation the death, declination to serve, resignation, retirement, removal, or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees may (but need not unless required by the 1940 Act) be filled by a majority of the Trustees then in office, subject to the provisions of Section 16 of the 1940 Act, through the appointment in writing of such other person as such remaining Trustees in their discretion shall determine. The appointment shall be effective upon the acceptance of the person named therein to serve as a trustee, except that any such appointment in anticipation of a vacancy occurring by reason of the resignation, retirement, or increase in number of Trustees to be effective at a later date shall become effective only at or after the effective date of such resignation, retirement, or increase in number of Trustees. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee to be able to appoint additional Trustees to replace those no longer serving, the Trust’s adviser(s) are empowered to appoint new Trustees subject to the provisions of the 1940 Act.

2.5 Meetings. One third of the Trustees then in office being present in person or by proxy shall constitute a quorum. Except as otherwise provided by the 1940 Act or other applicable law, this Declaration of Trust, or the Bylaws, any action to be taken by the Trustees on behalf of the Trust or any Series or Class may be taken by a majority of the Trustees present at a meeting of Trustees at which a quorum is present, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Unless provided otherwise in this Declaration and except as required under the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of the Trustees as provided in Section 2.6.

Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. Any time there is more than one Trustee on a committee, a quorum for all meetings of any such committee shall be one-third, but not less than two, of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of the members as provided in Section 2.6.

With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting except as otherwise may be provided by law.

2.6 Trustee Action by Written Consent. Except as otherwise provided by the 1940 Act or other applicable law, the Trustees may, by written consent of a majority of the Trustees then in office, take any action which may have been taken at a meeting of the Trustees.

2.7 Officers.

(a) The Trustees shall elect a President, a Chief Financial Officer a Chief Compliance Officer, and a Treasurer and may elect a Chairperson and a Vice Chairperson of the Board of Trustees or any other officer who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairperson, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. A Chairperson shall, and officers may, but need not, be a Trustee. All officers shall owe to the Trust and its Shareholders the same fiduciary duties (and only such fiduciary duties) as owed by officers of corporations to such corporations and their stockholders under the Delaware General Corporation Law;; provided, however, such fiduciary duties shall not be deemed to control to the extent that the express terms of the Delaware Statutory Trust Act, this Declaration or the Bylaws conflict with or are inconsistent with such fiduciary duties in which case the express terms of the Delaware Statutory Trust Act, this Declaration or the Bylaws shall control.

(b) Each officer shall serve the Trust in such office(s) (i) until his or her successor shall have been elected and shall have qualified, (ii) until his or her death or (iii) until he or she shall have resigned or have been removed by the Board of Trustees.

ARTICLE III

POWERS AND DUTIES OF TRUSTEES

3.1 General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. Unless another standard is specified herein, in conducting the business of the Trust and in exercising their rights and powers hereunder, the Trustees may take any actions and make any determinations in their good faith belief that such actions or determinations are in, or not opposed to, the best interest of the Trust. The Trustees have the power to construe and interpret this Declaration in good faith and to act upon any such construction or interpretation. Any construction or interpretation of this Declaration by the Trustees and any action taken pursuant thereto and any determination as to what is in the interests of the Trust and the Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

3.2 Legal Title. Legal title to all of the Trust Property shall be vested in the Trust as a separate legal entity except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected. To the extent any Trust Property is titled in the name of one or more Trustees, the right, title and interest of such Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the ceasing of any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

3.3 Investments. The Trustees shall have power, subject to the Fundamental Policies in effect from time to time with respect to the Trust, to:

(a) manage, conduct, operate and carry on the business of an investment company; and

(b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to securities of any type whatsoever, whether equity or non-equity, of any issuer, evidences of indebtedness of any Person and any other rights, interests, instruments or property of any sort and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

3.4 Issuance and Repurchase of Shares. The Trustees shall have the power to cause the Trust to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property. The Trustees may establish, from time to time, a program or programs by which the Trust voluntarily repurchases Shares from the Shareholders; provided, however, that such repurchases do not impair the capital or operations of the Trust whether capital or surplus or otherwise. Subject to the further provisions of this Article III, any restriction set forth in the Bylaws and any applicable requirements of the 1940 Act or any applicable exemptive relief issued by the Commission, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any class of Shares of the Trust (each, a “Class”) to: (i) divide the beneficial interest in each Class into Shares as the Trustees shall determine; (ii) establish, designate, redesignate, classify, reclassify and change in any manner any Class and fix such preferences, voting powers, rights, duties and privileges and business purpose of each Class as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be different from any existing Class; provided, however, that the Trustees may not reclassify or change outstanding Shares in a manner materially adverse to Shareholders of such Shares, without obtaining the authorization or vote of the Class of Shareholders that would be materially adversely affected; (iii) divide or combine the Shares of any Class into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Class in the assets held with respect to that Class; (iv) change the name of any Class; (v) dissolve and terminate any one or more Classes; and (vi) take such other action with respect to the Classes as the Trustees may deem desirable.

3.5 Borrow Money or Utilize Leverage. Subject to the Fundamental Policies in effect from time to time with respect to the Trust, the Trustees shall have the power to cause the Trust to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person, firm, association or corporation.

3.6 Delegation; Committees. Subject only to any limitations required by federal law including the 1940 Act, the Trustees may delegate any and all powers and authority hereunder as they consider desirable to any officer of the Trust, to any committee of the Trustees, any committee composed of Trustees and other persons and any committee composed only of persons other than Trustees and to any agent, independent contractor or employee of the Trust or to any custodian, administrator, transfer or shareholder servicing agent, manager, investment advisor or sub-advisor, Principal Underwriter or other service provider, provided that such delegation of power or authority by the Trustees shall not cause any Trustee to cease to be a Trustee of the Trust or cause such person, officer, agent, employee, custodian, transfer or shareholder servicing agent, manager, Principal Underwriter or other service provider to whom any power or authority has been delegated to be a Trustee of the Trust. The reference in this Declaration to the right of the Trustees to, or circumstances under which they may, delegate any power or authority, or the reference in this Declaration to the authorized agents of the Trustees or any other Person to whom any power or authority has or may be delegated pursuant to any specific provision of this Declaration, shall not limit the authority of the Trustees to delegate any other power or authority under this Declaration to any Person, subject only to any limitations under federal law including the 1940 Act.

3.7 Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

3.8 Expenses. The Trustees shall have power to incur and pay out of the assets or income of the Trust any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and the business of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trust shall bear and be responsible for all costs and expenses of the Trust’s operations, administration and transactions, including, but not limited to, fees and expenses paid for investment advisory, administrative or other services and all other expenses of its operations and transactions. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.

3.9 Bylaws. The Trustees shall have the exclusive authority to adopt and from time to time amend or repeal Bylaws for the conduct of the business of the Trust.

3.10 Miscellaneous Powers. Without limiting the general or further powers of the Trustees, the Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including without limitation any advisor, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other person as the Trustees may see fit to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; and (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept.

3.11 Further Powers. The Trustees shall have the power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust Property.

3.12 Sole Discretion; Good Faith.

(a) Notwithstanding any other provision of this Declaration or otherwise applicable law, whenever in this Declaration the Trustees are permitted or required to make a decision:

(i) in their “discretion” or under a grant of similar authority, the Trustees shall be entitled to consider such interests and factors as they desire, including their own interest, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

(ii) in their “good faith” or under another express standard, the Trustees shall act under such express standard and shall not be subject to any other or different standard.

(b) Unless expressly provided otherwise herein or in the Trust’s Registration Statement or other offering document (as may be amended from time to time), the Advisor and any Affiliated Person of the Advisor may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine. To the extent that the Advisor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall not have any duty to communicate or offer such opportunity to the Trust, subject to the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended, and any applicable co-investment order issued by the Commission, and the Advisor shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Advisor pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholder shall have any rights or obligations by virtue of this Declaration or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper.

3.13 Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

ARTICLE IV

ADVISORY, MANAGEMENT AND DISTRIBUTION ARRANGEMENTS

4.1 Advisory and Management Arrangements. Subject to the requirements of applicable law as in effect from time to time, the Trustees may in their discretion from time to time enter into advisory, administration or management contracts (including, in each case, one or more sub-advisory, sub-administration or sub-management contracts) whereby the other party to any such contract shall undertake to furnish such advisory, administrative and management services with respect to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize any advisor, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to exercise any of the powers of the Trustees, including to effect investment transactions with respect to the assets on behalf of the Trust to the full extent of the power of the Trustees to effect such transactions or may authorize any officer, employee or Trustee to effect such transactions pursuant to recommendations of any such advisor, administrator or manager (and all without further action by the Trustees). Any such investment transaction shall be deemed to have been authorized by all of the Trustees.

4.2 Distribution Arrangements. Subject to compliance with the 1940 Act, the Trustees may retain underwriters and/or selling agents to sell Shares and other securities of the Trust. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of securities of the Trust, whereby the Trust may either agree to sell such securities to the other party to the contract or appoint such other party its sales agent for such securities. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the Bylaws; and such contract may also provide for the repurchase or sale of securities of the Trust by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers and brokers and servicing and similar agreements with Persons who are not registered securities dealers to further the purposes of the distribution or repurchase of the securities of the Trust.

4.3 Parties to Contract. Any contract of the character described in Sections 4.1 and 4.2 of this Article IV or in Article VIII hereof may be entered into with any Person, although one or more of the Trustees, officers or employees of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the Bylaws. The same Person may be the other party to contracts entered into pursuant to Sections 4.1 and 4.2 above or Article VIII, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.3.

ARTICLE V

LIMITATIONS OF LIABILITY AND INDEMNIFICATION

5.1 No Personal Liability of Shareholders, Trustees, etc. Subject to the exceptions and limitations contained in Section 5.2, every person who is, or has been, a Trustee, officer, employee or agent of the Trust, including persons who serve at the request of the Trust as directors, trustees, officers, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a “Covered Person”), shall be indemnified by the Trust to the fullest extent permitted by law against liability, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and against all expenses reasonably incurred or paid by him in connection with the defense or disposition of any claim, action, suit or proceeding, whether civil or criminal, before any administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by virtue of being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof.

5.2 Mandatory Indemnification. No indemnification shall be provided hereunder to a Covered Person:

(a) For any liability to the Trust or its Shareholders arising out of a final adjudication by the court or other body before which the proceeding was brought that the Covered Person engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

(b) With respect to any matter as to which the Covered Person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust.

(c) For any criminal proceeding finally adjudicated for which the Covered Person had reasonable cause to believe that his or her conduct was unlawful.

(d) In the event of a settlement or other disposition not involving a final adjudication (as provided in paragraph (a), (b) or (c) of this Section 5.2) and resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition, or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry), that he or she did not engage in such conduct, such determination being made by: (i) a vote of a majority of the Disinterested Trustees (as such term is defined in Section 8.5.5) acting on the matter (provided that a majority of Disinterested Trustees then in office act on the matter); or (ii) a written opinion of independent legal counsel.

5.3 Rights of Indemnification. The rights of indemnification herein provided may be insured against by policies maintained by the Trust, and shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person, and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel other than Covered Persons may be entitled by contract or otherwise under law.

5.4 Expenses of Indemnification. Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this Section 5 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he or she is not entitled to indemnification under this Section 5, provided that either.

(a) Such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

(b) A majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to the facts available upon a full trial), that there is reason to believe that the recipient ultimately will be found entitled to indemnification. For the purposes of this Section 5, a “Disinterested Trustee” is one (i) who is not an Interested Person of the Trust (including anyone, as such Disinterested Trustee, who has been exempted from being an Interested Person by any rule, regulation or order of the Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending; “Claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits, proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and “Liability” and “expenses” shall include without limitation, attorneys’ and accountants’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

6.1 Beneficial Interest. The beneficial interest in the Trust shall be divided into an unlimited number of transferable shares of beneficial interest. Such Shares of beneficial interest shall have no par value unless the Trustees otherwise determine. Shares may be issued in different Classes and/or series of beneficial interests. The Trust is authorized to issue an unlimited number of Shares, and upon the establishment of any series or class as provided herein, the Trust shall be authorized to issue an unlimited number of Shares of each such series and class, unless otherwise determined, and subject to any conditions set forth, by the Trustees. All references to Shares in this Declaration shall be deemed to be Shares of the Trust and of any or all series or classes, as the context may require. All provisions herein relating to the Trust shall apply equally to each series of the Trust and each class, except as the context otherwise requires. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend or distribution in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust.

6.2 Other Securities. The Trustees may, subject to the Fundamental Policies and the requirements of the 1940 Act, authorize and cause the Trust to issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred shares, debt securities or other senior securities. The Trustees are also authorized to take such actions and retain such any person as they see fit to offer and sell such securities. To the extent that the Trustees authorize and issue preferred shares of any Class or series, they are hereby authorized and empowered to amend or supplement this Declaration as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. In addition, any such supplement or amendment may set forth the rights, powers, preferences and privileges of such preferred shares and any such supplement or amendment shall operate either as additions to or modifications of the rights, powers, preferences and privileges of any such preferred shares under this Declaration. To the extent the provisions set forth in such supplement or amendment conflict with the provisions of this Declaration with respect to any such rights, powers and privileges of the preferred shares, such amendment or supplement shall control. Except as contemplated by the immediately preceding sentence, this Declaration shall control as to the Trust generally and the rights, powers, preferences and privileges of the other Shareholders of the Trust. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

6.3 Rights of Shareholders. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trustees on behalf of the Trust, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or, subject to the right of the Trustees to charge certain expenses directly to Shareholders, assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal, redemption, conversion or exchange rights (except as specified by the Trustees when creating the Shares, as in preferred shares). Ownership of Shares shall not make any Shareholder a third-party beneficiary of any contract entered into by the Trust or any class or series.

6.4 Exchange Privilege. Subject to the provisions of the 1940 Act and provisions of this Declaration, the Trustees shall have the power and authority to provide that the Shareholders of any Class shall have the right to exchange such Shares for Shares of one or more other Classes.

6.5 Classification or Reclassification. As contemplated by Section 6.2, the variations in the relative rights and preferences as between any classes of common Shares and any potential preferred Shares shall be fixed and determined by the Trustees; provided, that all common Shares or preferred of the Trust or of any series shall be identical to all other common shares or preferred Shares of the Trust or of the same series, as the case may be, except that, to the extent permitted by the 1940 Act, there may be variations between different classes as to allocation of expenses, rights of redemption, special and relative rights and preferences as to dividends and distributions and on liquidation, conversion rights, and conditions under which the several classes shall have separate voting rights.

The following provisions shall be applicable to any division of Shares of the Trust into one or more classes or series:

(a) All provisions herein relating to the Shares, or any class or series of Shares of the Trust, including common and preferred shares, shall apply equally to each class of Shares of the Trust or of any series of the Trust, except as the context requires otherwise.

(b) The number of Shares of each class that may be issued shall be unlimited. The Trustees may classify or reclassify any Shares or any class of any Shares into one or more other classes that may be established and designated from time to time. The Trust may purchase and hold Shares as treasury shares, reissue such treasury shares for such consideration and on such terms as the Trustees may determine, or cancel any Shares of any class acquired by the Trust at the Trustees’ discretion from time to time.

(c) Liabilities, expenses, costs, charges and reserves related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular class or series within the class may be charged to and borne solely by such class or series, and the bearing of expenses solely by a class of shares or series may be appropriately reflected (in a manner determined by the Trustees) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different classes or series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees in their reasonable judgment shall be conclusive and binding upon the Shareholders of all classes for all purposes.

(d) The establishment and designation of any class or series of Shares shall be effective upon resolution by a majority of the Trustees, adopting a resolution which sets forth such establishment and designation and the relative rights and preferences of such class or series. Each such resolution shall be incorporated herein by reference upon adoption. The Trustees may, by resolution of a majority of the Trustees, abolish any class or series and the establishment and designation thereof. To the extent the provisions set forth in such resolution conflict with the provisions of this Declaration of Trust with respect to any such rights and privileges of the class or series of Shares, such resolutions shall control

6.6 Issuance of Shares. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares including preferred shares that may have been established pursuant to Section 6.2, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time, without a vote of the Shareholders, divide, reclassify or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and redemptions of Shares may be made in whole Shares and/or 1/1,000ths of a Share or multiples thereof as the Trustees may determine.

6.7 Register of Shares. A register shall be kept at the offices of the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each Class or series of Shares. Each such register shall be conclusive as to who are the holders of the Shares of the applicable Class or series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.

6.8 Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

6.9 Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required. If a transfer is approved by the Advisor, upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer. Each Shareholder will indemnify and hold harmless the Trust, the Trustees and any Affiliated Person of the Trust or the Trustees against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which these Persons may become subject by reason of or arising from (1) any transfer made by the Shareholder in violation of this Section 6.9 and (2) any misrepresentation by the transferring Shareholder or substituted Shareholder in connection with the transfer.

Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

6.10 Notices. Subject to the 1940 Act and/or other applicable law, notices and all other communications to Shareholders shall be in writing and delivered personally, or sent by electronic transmission to an electronic mail address provided by the Shareholder or mailed to the Shareholders at their addresses appearing on the books of the Trust or given by a document publicly filed by the with Securities and Exchange Commission or given as otherwise provided herein. Notices to Trustees shall be oral or by telephone or in writing delivered personally or mailed to the Trustees at their addresses appearing on the books of the Trust or by electronic transmission to an electronic mail address provided by the Trustee. Notice by mail shall be deemed to be given at the time when the same shall be mailed, notice by electronic transmission shall be deemed given at the time when sent, and notice by a document publicly filed by with the Securities and Exchange Commission shall be deemed given at the time the Trust files such document. Subject to the provisions of the 1940 Act, notice to Trustees need not state the purpose of a regular or special meeting.

6.11 Derivative Actions.

(a) No person, other than a Trustee, who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust. No Shareholder may maintain a derivative action on behalf of the Trust unless holders of at least fifty one percent (51%) of the outstanding Shares join in the bringing of such action.

(b) In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Act); and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel and other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action. For purposes of this Section 6.11, the Trustees may designate a committee of one or more Trustees to consider a Shareholder demand.

(c) This Section 6.11 shall not apply to any claims brought under U.S. federal securities law, or the rules and regulations thereunder.

ARTICLE VII

DETERMINATION OF NET ASSET VALUE

7.1 Net Asset Value. The net asset value of each outstanding Share shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Registration Statement or as may otherwise be determined by the Trustees. The power and duty to make the net asset value calculations may be delegated by the Trustees and shall be as generally set forth in the Registration Statement or as may otherwise be determined by the Trustees.

7.2 Distributions to Shareholders.

(a) The Trustees may from time to time distribute ratably among the Shareholders of any Class, or any series of any such Class, in accordance with the number of outstanding full and fractional Shares of such Class or any series of such Class, such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper or as may otherwise be determined in accordance with this Declaration. Any such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof) or Shares of any Class or series or any combination thereof, and the Trustees may distribute ratably among the Shareholders of any Class of shares or series of any such Class, in accordance with the number of outstanding full and fractional Shares of such Class or any series of such Class, additional Shares of any Class or series in such manner, at such times, and on such terms as the Trustees may deem proper or as may otherwise be determined in accordance with this Declaration.

(b) Distributions pursuant to this Section 7.2 may be among the Shareholders of record of the applicable Class or series of Shares at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine and specify.

(c) The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

(d) Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

7.3 Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VII, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the net asset value of the Trust’s Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the Code, the 1940 Act, any securities exchange or association registered under the Securities Exchange Act of 1934, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

ARTICLE VIII

CUSTODIANS

8.1 Appointment and Duties. The Trustees shall at all times employ a custodian or custodians, meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the assets of the Trust. Any custodian shall have authority as agent of the Trust as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Trust and the 1940 Act, including without limitation authority:

(1) to hold the securities owned by the Trust and deliver the same upon written order;

(2) to receive any receipt for any moneys due to the Trust and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

(3) to disburse such funds upon orders or vouchers;

(4) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

(5) if authorized to do so by the Trustees, to compute the net income or net asset value of the Trust; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

8.2 Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular Class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

ARTICLE IX

REPURCHASES OF SHARES

9.1 Repurchase of Shares. Except to the extent included as part of the Trust’s Fundamental Policies and subject to any restrictions or limitations contained therein, holders of Shares of the Trust shall not be entitled to require the Trust to repurchase or redeem Shares of the Trust.

9.2 Disclosure of Holding. The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

ARTICLE X

SHAREHOLDERS

10.1 Meetings of Shareholders. The Trust will not hold annual Shareholder meetings unless required by the 1940 Act, the provisions of this Declaration, the Bylaws or any other applicable law, rule or regulation. A special meeting of Shareholders may be called at any time by a majority of the Trustees or the President and shall be called by the trustees for any proper purpose upon written request of Shareholders of the Trust holding in the aggregate at least a majority of the outstanding Shares, such request specifying the purpose or purposes for which such meeting is to be called. Any shareholder meeting, including a special meeting, shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate or may be held virtually. Special meetings of Shareholders shall be held, notice of such meetings shall be delivered and waiver of notice shall occur according to the provisions of the Trust’s Bylaws. Any action that may be taken at a meeting of Shareholders may be taken without a meeting according to the procedures set forth in the Bylaws or in this Declaration. In the event of a Shareholder meeting requested by Shareholders of the Trust, the Secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Trust’s proxy materials). The Secretary shall not be required to call a special meeting upon Shareholder request, and such meeting shall not be held, unless the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

10.2 Voting. Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by the 1940 Act, this Declaration or resolution of the Trustees. This Declaration expressly provides that no matter for which voting, consent or other approval is required by the Delaware Statutory Trust Act in the absence of the contrary provision in the Declaration shall require any vote. Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more Classes or series of shares shall require approval by the required vote of all the affected Classes and series of shares voting together as a single Class; provided, however, that as to any matter with respect to which a separate vote of any Class or series of shares is required by the 1940 Act, such requirement as to a separate vote by that Class or series of shares shall apply in addition to a vote of all the affected Classes and series voting together as a single Class. Shareholders of a particular Class or series of shares shall not be entitled to vote on any matter that affects only one or more other Classes or series of shares. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election or removal of Trustees.

10.3 Notice of Meeting and Record Date. Special meetings of Shareholders shall be held, notice of such meetings shall be delivered, and waiver of notice shall occur according to the provisions of the Trust’s Bylaws, including via electronic transmission to a Shareholder at his or her address as it is registered with the Trust. Any action that may be taken at a meeting of Shareholders may be taken without a meeting according to the procedures set forth in the Bylaws or in this Declaration. For purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting the Trustees may, without closing the transfer books, fix a date not more than one hundred and twenty (120) days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned for any lawful purpose by the Chairperson, the Trustees (or their designees) or a majority of the votes properly cast upon the question of adjourning a meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than one hundred and twenty (120) days after the record date. For the purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting the Trustees may, without closing the transfer books, fix a date not more than one hundred and twenty (120) days nor less than 10 days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes.

10.4 Quorum and Required Vote.

(a) Except as otherwise required by the 1940 Act or other applicable law, this Declaration of Trust, or the Bylaws, one-tenth (1/10) of the Shares entitled to vote in person or by proxy shall be a quorum as to any particular matter; provided, however, that any lesser number shall be sufficient for matters upon which the Shareholders vote at any meeting called in accordance with Section 10.4(b). Except as otherwise required by the 1940 Act or other applicable law, this Declaration of Trust, or the Bylaws, any matter upon which the Shareholders vote shall be approved by a majority of the votes cast on such matter at a meeting of the Shareholders at which a quorum is present, except that Trustees shall be elected by a plurality of the votes cast at such a meeting.

(b) If a meeting at which a quorum was present is adjourned, a meeting may be held within a reasonable time after the date set for the original meeting without the necessity of further notice for the purpose of taking action upon any matter that would have been acted upon at the original meeting but for its adjournment.

(c) Subject to any provision of applicable law, this Declaration or a resolution of the Trustees specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, (i) the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Shareholders with respect to such matter, and (ii) where a separate vote of one or more Classes or series of Shares is required on any matter, the affirmative vote of a majority of the Shares of such Class or series of Shares present in person or represented by proxy at the meeting shall be the act of Shareholders of such Class or series with respect to such matter. Notwithstanding the foregoing, Trustees shall be elected by the affirmative vote of a plurality of the Shares voted at a meeting of the Shareholders to the extent Shareholders are entitled to vote to elect Trustees.

10.5 Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed or authorized proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed or authorized by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

10.6 Reports. The Trustees shall as long as the Trust continues operations cause to be prepared at least annually and more frequently to the extent and in the form required by law, regulation or any exchange on which Trust Shares are listed a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Copies of such reports shall be mailed to all Shareholders of record within the time required by the 1940 Act, and in any event within a reasonable period preceding the meeting of Shareholders. The Trustees shall, as long as the Trust continues operations, in addition, furnish to the Shareholders at least semi-annually to the extent required by law, interim reports containing an unaudited balance sheet of the Trust as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

10.7 Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is required for stockholders of a Delaware business corporation under the Delaware General Corporation Law.

10.8 Shareholder Action by Written Consent. Except as otherwise required by the 1940 Act or other applicable law, this Declaration of Trust, or the Bylaws, any action taken by Shareholders may be taken without a meeting if Shareholders entitled to cast at least a majority of all of the votes entitled to be cast on the matter (or such larger proportion thereof as shall be required by the 1940 Act or by any express provision of this Declaration of Trust or the Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

10.9 Meetings by Remote Communication. The Trustees may provide for meetings by remote communication as provided in the Bylaws or as otherwise determined by the Trustees.

10.10 Delivery by Electronic Transmission or Otherwise. Notwithstanding any provision in this Declaration to the contrary, any notice, proxy, vote, consent, report, instrument or writing of any kind or any signature referenced in, or contemplated by, this Declaration or the Bylaws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Statutory Trust Act), including via the internet, or in any other manner permitted by applicable law.

10.11 Additional Provisions. The Bylaws may include further provisions for Shareholders’ votes and meetings and related matters not inconsistent with the provisions hereof

ARTICLE XI

DURATION; TERMINATION OF TRUST; AMENDMENT; ETC.

11.1 Duration. Subject to possible termination in accordance with the provisions of Section 11.2 hereof, the Trust created hereby shall have perpetual existence.

11.2 Termination.

(a) The Trust may be dissolved only upon approval of not less than a majority of the Trustees. Upon the dissolution of the Trust:

(i) The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, merge where the Trust is not the survivor, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, merger in which the Trust is not the survivor, transfer or other disposition of all or substantially all the Trust Property of the Trust shall require approval of the principal terms of the transaction and the nature and amount of the consideration by Shareholders.

(iii) After paying or adequately providing for the payment of all claims and obligations of the Trust in accordance with Section 3808 of the Delaware Statutory Trust Act, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

(b) After the winding up and liquidation of the Trust, including the distribution to the Shareholders of any assets of the Trust, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and shall execute and file a certificate of cancellation with the Secretary of State of the State of Delaware. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

11.3 Amendment Procedure.

(a) Except as otherwise specifically provided herein or as required by the 1940 Act or other applicable law, this Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the Trustees then in office..

(b) In the event of any amendment to this Declaration of Trust which affects the Trust’s certificate of trust, the Trustees shall cause a certificate of amendment to be filed in accordance with the Delaware Act, which certificate may be signed by any one Trustee .

(c) No amendment of this Declaration of Trust or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to Trustees and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal

11.4 Subsidiaries. Without approval or vote by Shareholders, the Trustees may cause to be organized or assist in organizing one or more corporations, trusts, limited liability companies, partnerships, associations or other organizations to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest and to sell, convey, and transfer all or a portion of the Trust Property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Trust holds or is about to acquire shares or any other interests.

11.5 Extraordinary Transactions.

(a) Except as otherwise provided in paragraph (b) of this Section 11.5 the affirmative vote or consent of at least seventy-five percent (75%) of the Trustees of the Trust and at least seventy-five percent (75%) of the Shares outstanding and entitled to vote thereon shall be necessary to authorize any of the following actions:

(i) The merger, conversion, consolidation, or share exchange or sale of exchange of all or substantially all of the assets of the Trust.

(ii) Any Shareholder proposal as to specific investment decisions made or to be made with respect to the assets of the Trust or a series or Class of Shares.

(b) Notwithstanding anything to the contrary in paragraph (a) of this Section 11.5, so long as each action is approved by both a majority of the entire Board of Trustees and seventy-five percent (75%) of the Continuing Trustees, and so long as all other conditions and requirements, if any, provided for in the Bylaws and applicable law have been satisfied, then no vote or consent of the Shares outstanding shall be required to approve any of the actions listed in paragraph (a)(i) of this Section 11.5 unless otherwise required by applicable law.

(c) Any amendment to this Declaration to make Shares of the Trust “redeemable securities” and any other proposal to convert the Trust from a “closed-end company” to an “open-end company” (as defined in the 1940 Act) each must be approved by the affirmative vote of shareholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

ARTICLE XII

MISCELLANEOUS

12.1 Filing.

(a) This Declaration and any amendment or supplement hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by a Trustee or Secretary of the Trust stating that such action was duly taken in a manner provided herein and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all amendments and supplements theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto.

(b) The Trustees hereby ratify the previous filing of the Certificate of Trust with the Office of the Secretary of State of the State of Delaware on [ ], 2025 in accordance with the Delaware Statutory Trust Act.

12.2 Resident Agent. The name of the registered agent of the Trust is The Corporation Trust Company and the registered agent’s business address in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

12.3 Governing Law. This Declaration of Trust is executed and delivered with reference to Delaware Act and the laws of the State of Delaware by all of the Trustees whose signatures appear below, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to Delaware Act and the laws of the State of Delaware (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable federal securities laws); provided, however, that there shall not be applicable to the Trust, the Trustees, or this Declaration of Trust (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which are inconsistent with the rights, duties, powers, limitations or liabilities of the Trustees set forth or referenced in this Declaration of Trust. All references to sections of the Delaware Act or the 1940 Act, or any rules or regulations thereunder, refer to such sections, rules, or regulations in effect as of the date of this Declaration of Trust, or any successor sections, rules, or regulations thereto.

12.4 Exclusive Delaware Jurisdiction. Each Trustee, each officer and, except as otherwise agreed in writing by the Trust, the advisor and/or affiliates of the advisor, each Person legally or beneficially owning a Share or an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Act, (a) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Trust, the Delaware Statutory Trust Act, this Declaration or the Bylaws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (i) the provisions of this Declaration or the Bylaws, or (ii) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (iii) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (iv) any provision of the Delaware Statutory Trust Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Statutory Trust Act, or (v) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Act, the Declaration or the Bylaws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (A) sound in contract, tort, fraud or otherwise, (B) are based on common law, statutory, equitable, legal or other grounds, or (C) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction; provided, however, that the Federal District Courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1940 Act, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, (b) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (c) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (i) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (ii) such claim, suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of such claim, suit, action or proceeding is improper, (d) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (d) of this Section 12.4 shall affect or limit any right to serve process in any other manner permitted by law, and (e) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

12.5 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

12.6 Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (f) the form of any Bylaws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

12.7 Provisions in Conflict with Law or Regulation.

(a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

12.8 Waiver of Trial by Jury. EACH OF THE PARTIES HERETO HEREBY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS DECLARATION OF TRUST.

12.9 Entire Agreement. This Declaration and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

IN WITNESS WHEREOF, the undersigned have caused this Declaration to be executed as of the day and year first above written.

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